SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2006

HARBIN ELECTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51006	98-0403396
(State or other Jurisdiction of Identification Incorporation)	(Commission File Number)	(IRS Employer No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, 150060, China
(Address of Principal Executive Offices)

86-451-86116757
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 21, 2006, Harbin Tech Full Electric Co., Ltd. (the “Subsidiary”), a wholly-owned subsidiary of Harbin Electric, Inc. (the “Company”), entered into a joint research and development agreement (the “Agreement”) with the Institute of Electrical Engineering of the Chinese Academy of Sciences (“IEECAS”) to produce a train and system to be tested at the Beijing Airport railway line in the People’s Republic of China (“PRC”) by the end of 2008. The main purpose of this agreement is to achieve industrialized scale production of the high power linear traction motors, the traction conversion systems and the traction control systems under development in this cooperative agreement. In addition, the project’s intent is to establish an industrialized scale production base of the core equipments of traction power supply for the use in Chinese linear induction motor track transportation.The Agreement provides that the term of the project shall commence on August 2006 and terminate in early 2009.

The Agreement estimates that the project costs will amount to approximately US$3.13 million, consisting of US$1.88 million to be invested by the Subsidiary and the remainder to be invested by IEECAS. The Subsidiary is to be responsible for designing and manufacturing certain components of the system, including the high power linear traction motors, track reaction plates, the body of the test vehicle, the test vehicle’s DC/AC power supply components, and other mechanical and auxiliary components. Patents resulting from this project are to be jointly-owned by the parties. Ownership of other non-patent rights, such as the right of use and right of transfer under PRC intellectual property laws, are to be decided by the parties by mutual agreement. The Agreement further stipulates, among other things, that the economic benefits as a result of the commercialization of the research results shall be divided between the parties on a pro rata basis in accordance with their respective level of total investments.

The Agreement sets forth certain other rights and obligations of the parties. A copy of the Agreement is attached as Exhibit 10.6 to this current report and is incorporated herein by reference.

Item 8.01 Other Events

On August 25, 2006, the Company issued a press release announcing that the Subsidiary and IEECAS have entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.6	Agreement on Cooperation between Harbin Tech Full Electric Co., Ltd. and Institute of Electrical Engineering of the Chinese Academy of Sciences.
99.1	Press release entitled, “Harbin Electric Subsidiary Enters Joint Development Agreement to Produce Linear Motors and Systems for Railways,” dated August 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 25, 2006

Harbin Electric, Inc.
(Registrant)

By: /s/ Tianfu Yang
Tianfu Yang
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

10.6	Agreement on Cooperation between Harbin Tech Full Electric Co., Ltd. and Institute of Electrical Engineering of the Chinese Academy of Sciences.	Filed herewith as Exhibit 10.6
99.1	Press release entitled, “Harbin Electric Subsidiary Enters Joint Development Agreement to Produce Linear Motors and Systems for Railways,” dated August 25, 2006.	Filed herewith as Exhibit 99.1